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Exhibit 3.1(af)

[SEAL]	Prescribed by J. Kenneth Blackwell
Please obtain fee amount and mailing instructions from the Forms Inventory List (using the 3 digit form # located at the bottom of this form). To obtain the Forms Inventory List or for assistance, please call Customer Service:
Central Ohio: (614)-466-3910 Toll Free: 1-877-SOS-FILE (1-877-767-3453)	Expedite this form ☐ Yes
[STAMP]

ARTICLES OF INCORPORATION

(Under Chapter 1701 of the Ohio Revised Code)
Profit Corporation

The undersigned, desiring to form a corporation, for profit, under Sections 1701.01 et seq. of the Ohio Revised Code, do hereby state the following:

FIRST.	The name of said corporation shall be:
Deluxe Homes of Ohio, Inc.
SECOND.	The place in Ohio where its principal office is to be located is
	Westerville (city, village or township) ,	Franklin	County, Ohio
THIRD.	The purpose(s) for which this corporation is formed is:
The corporation's purpose is to engage in any lawful act or activity for which a corporation may be formed in Ohio.
FOURTH.
The number of shares which the corporation is authorized to have outstanding is: 100 common no par value
(Please state whether shares are common or preferred, and their par value, if any. Shares will be recorded as common with no par value unless otherwise indicated.)

IN WITNESS WHEREOF, we have hereunto subscribed our names, on	12/28/99 (date)
Signature:	/s/ STEVEN K. HUMKE	, Incorporator
Name:	Steven K. Humke
Signature:		, Incorporator
Name:
Signature:		, Incorporator
Name:

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  Exhibit 3.1(af)
ARTICLES OF INCORPORATION